Exhibit 99.1

N E W S   R E L E A S E

Contact:

Phillip C. Bowman, CEO

Kevin P. Huffman, President, COO

Telephone:  (301) 352-3120

Website:  www.twsb.com

WSB Holdings, Inc. Announces Third Quarter Results

BOWIE, MD — October 28, 2010 - WSB Holdings, Inc. (Nasdaq: “WSB”), the parent company of Washington Savings Bank, F.S.B., (the “Bank”) today announced results of operations for both its third quarter and the nine month period ending September 30, 2010.  WSB reports net loss of $1.3 million or $0.17 per basic and diluted share for the three months ended September 30, 2010, compared to net loss of $4.4 million $0.55 per basic and diluted share for the comparable period of the prior year.  WSB reports net loss for the first nine months of 2010 of $3.5 million, or $0.44 per basic and diluted share, compared to net loss of $5.9 million, or $0.75 per basic and diluted share for the nine month period ending September 30, 2009.  During the three month period ending September 30, 2010, no provision for loan losses was recorded compared to a $6.6 million provision in the prior year.  During the nine month period, $2.4 million provision for loan losses was recorded compared to $9.4 million during the nine month period last year.  Net interest income for the three and nine month period increased $448,000, or 16% and $1.3 million, or 15%, respectively, as a result of the continued restructuring and re-pricing of our liabilities including a $30 million reduction in borrowings.   Non-interest income decreased during the three and nine month periods ending September 30, 2010 primarily as the result of an other than temporary impairment charge of $2.7 million on one of our non-agency mortgage-backed securities. Non-interest income for the nine month period includes gains on the sale of mortgage-backed and investment securities of $782,000.  Exclusive of the other than temporary impairment charge and gains on sale of investments, non-interest income would have increased approximately 8.2% to $1.9 million and $1.7 million for the nine months ended September 30, 2010 and 2009, respectively.

After a careful and thorough review of the non-agency mortgage-backed securities portfolio, an other than temporary impairment charge was recorded on one of the non-agency mortgage-backed securities.  Significant deterioration occurred during the quarter in the market values on one individual security.  This particular security has a different structure than the remaining non-agency mortgage-backed portfolio.  The analysis of this individual security concluded that the decrease in value will likely result in a credit loss being realized and as a result the asset was charged down to the current market value.  During the third quarter of 2009, the Bank recognized an other than temporary impairment charge of $692,799 on the same non-agency mortgage-backed security.

Mr. Phillip C. Bowman, CEO, said, “While we are disappointed by the loss during this period, we are encouraged that during these difficult economic times, WSB would have been operationally profitable without this write-down of the one security.  The Bank continues to remain well in excess of the regulatory levels for being ‘well capitalized’ and continues to look for new opportunities to grow the Bank in a conservative manner.  WSB is optimistic about future periods with the opportunities for conservative loan growth and continued reduction in interest costs.  We continue to be committed to the long term best interests of our customers and of our shareholders.”

About The Washington Savings Bank, F.S.B.

The Washington Savings Bank, F.S.B. is a $386 million full service community bank serving the business and consumer needs of the Washington, Baltimore, Annapolis, and Southern Maryland communities.

Headquartered in the Baltimore-Washington corridor, WSB serves the banking needs of growing businesses with commercial lending facilities, commercial real estate financing, residential mortgages, and residential construction financing for both developers and individual home owners.  The Bank offers a full range of deposit services and products for both consumers and businesses, through internet banking and its branches located in Anne Arundel, Prince George’s, and Charles counties.  Remote deposit capture services for our commercial customers allow us a commercially viable means to serve the depository needs of businesses beyond our branch network.  The Bank continues to offer FDIC insurance coverage of $250,000 per depositor.  The Dodd-Frank Wall Street Reform and Consumer Protection Act signed on July 21, 2010, made permanent the current standard maximum deposit insurance amount of $250,000.

For more information, visit http://www.twsb.com or call 301-352-3120.

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,
	2010	2009	% Change
Interest Income	$5,030,000	$6,145,000	(18)%
Interest Expense	$1,845,000	$3,408,000	(46)%
Net Interest Income	$3,185,000	$2,736,000	16%
Non-Interest Income	$(1,938,000)	$(136,000)	(1325)%
Non-Interest Expenses	$3,571,000	$3,212,000	11%
Provision for Loan Losses	$0	$6,600,000	(100)%
Net Loss	$(1,328,000)	$(4,351,000)	69%
Basic Loss Per Share	$(0.17)	$(0.55)	69%
Diluted Loss Per Share	$(0.17)	$(0.55)	69%
Dividends Declared Per Share	$0.00	$0.02	(100)%
Average Shares Outstanding	7,896,232	7,849,732	1%
Average Diluted Shares Outstanding	7,896,232	7,849,732	1%

	Nine Months Ended September 30,
	2010	2009	% Change
Interest Income	$16,174,000	$18,828,000	(14)%
Interest Expense	$6,705,000	$10,624,000	(37)%
Net Interest Income	$9,469,000	$8,203,000	15%
Non-Interest Income	$(58,000)	$1,024,000	(106)%
Non-Interest Expenses	$13,051,000	$9,616,000	36%
Provision for Loan Losses	$2,400,000	$9,350,000	(74)%
Net Loss	$(3,496,000)	$(5,925,000)	41%
Basic Loss Per Share	$(0.44)	$(0.75)	41%
Diluted Loss Per Share	$(0.44)	$(0.75)	41%
Dividends Declared Per Share	$0.00	$0.10	(100)%
Average Shares Outstanding	7,876,191	7,848,254	0%
Average Diluted Shares Outstanding	7,876,191	7,848,254	0%

	As of
	September 30, 2010	December 31, 2009	% Change
Total Assets	$386,326,000	$437,954,000	(12)%
Total loans held-for-investment	$228,204,000	$249,358,000	(8)
Total non performing loans to total loans held for investment	10.83%	10.80%	0%
Allowance as a percentage of total gross loans held-for-investment	3.94%	3.28%	20%
Total non-performing loans to total assets	6.66%	6.15%	8%
Total non-performing assets to total assets	8.34%	7.45%	12%
Deposits and borrowings	332,208,000	382,821,000	(13)%
Total Stockholders’ Equity	52,178,000	52,857,000	(1)%
Book Value Per Share	$6.61	$6.73	(2)%
Return on Average Assets	(1.09)%	(1.26)%	13%
Return on Average Equity	(8.71)%	(10.58)%	18%

	Washington Savings Bank, F.S.B.		To be Considered Well Capitalized Under Prompt Corrective Action		Excess over Levels to be Considered Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2010:
Tier 1 adjusted capital (to risk weighted assets)	$47,085,882	19.03%	$14,846,429	6.00%	$32,239,453	13.03%
Total capital (to risk weighted assets)	50,195,783	20.29%	24,744,048	10.00%	25,451,735	10.29%
Core capital (leverage) (to tangible assets)	48,092,171	12.58%	19,176,609	5.00%	28,915,562	7.58%

Forward-Looking Statements: The statements in this release regarding  future growth and continued reduction in interest costs,  are forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statement made in this release. Potential risks and uncertainties include, but are not limited to, further deterioration in the housing market or in general economic conditions in our market areas, the impact of new governmental regulations, and unexpected changes in interest rates, deposit flows, loan demand and real estate values, as well as other risks and uncertainties, as described by WSB in its Annual Report on Form 10-K for the year ended December 31, 2009, and in such other reports filed with the Securities and Exchange Commission and Office of Thrift Supervision, which are available on the Bank’s website at www.twsb.com.   WSB will not update forward-looking statements to reflect events or developments after a forward-looking statement was made.